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                                                                    Exhibit 99.4


[PORTER, LEVAY & ROSE, INC. LOGO]

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
     SEVEN PENN PLAZA          NEW YORK, NY  10001     (212) 564-4700   FAX (212) 244-3075
1200 NORTH FEDERAL HIGHWAY, SUITE 200, BOCA RATON, FL 33432  (407) 361-0984  FAX (407) 391-6150
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FOR:                FLORAFAX INTERNATIONAL, INC.

FROM:               DEBRA POTTER, SR. EDITOR
                    MELISSA L. GREENBERG, MEDIA ASSOCIATE
                    (212) 564-4700

                    GARY WEITMAN
                    LARRY LANSEN
                    HILL & KNOWLTON
                    (312) 255-3094

COMPANY             ANDREW W. WILLIAMS,            ADAM PHILLIPS,
CONTACTS:           FLORAFAX INTERNATIONAL         GERALD STEVENS, INC.
                    CHAIRMAN AND CEO               SR. VP--BUSINESS DEVELOPMENT
                    (561) 234-4144                 (954) 713-1188

                                                   FOR IMMEDIATE RELEASE

           FLORAFAX INTERNATIONAL TO MERGE WITH GERALD STEVENS, INC.,
                     CREATING A $350 MILLION FLORAL COMPANY


         VERO BEACH, FL, DEC. 10 - Florafax International, Inc., (NASDAQ:FIIF), a leading marketer of floral products, announced today that it will merge with Gerald Stevens, Inc., a leading, privately-held retailer of flowers, floral-related merchandise and gifts, based in Fort Lauderdale, FL. Upon completion of the merger, the name Florafax International will be changed to Gerald Stevens, Inc., and the common stock will be listed on the NASDAQ National Market System. The parties expect the transaction to be treated as a pooling-of-interests for accounting purposes.



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         Under terms of the agreement, Gerald Stevens' shareholders will receive 1.25 to 1.35 shares of Florafax common stock for each share of Gerald Stevens common stock. The conversion ratio will be based on the average closing price of Florafax common stock during the 45 trading days immediately preceding the merger. Depending on the conversion ratio, Gerald Stevens' shareholders will own approximately 75 percent of Florafax common stock after the merger. Based on the closing price of Florafax common stock on December 9, 1998, the combined company would have a market capitalization of approximately $350 million. The companies expect to complete the merger by the end of March 1999.

         Gerald Stevens, Inc. was formed in January 1998 to create a branded specialty retailer in the floral and gift industry with a national, same-day distribution infrastructure. The company currently has acquired 72 stores in 10 U.S. markets. It has also entered into agreements to acquire an additional 41 floral shops in its existing markets plus five new markets. Through its Royer's Flowers subsidiary, Gerald Stevens operates FlowerLink (www.flowerlink.com), an internet business that designs and maintains web sites for nearly 1,000 florists across the country. FlowerLink is currently processing approximately $2.4 million of orders annually from customers of its member florists. In addition to FlowerLink, 10 of the Gerald Stevens florists conduct electronic commerce through Web sites under their own brands.

         For the 1998 calendar year, Gerald Stevens' expects to generate pro forma revenue in excess of $100 million. The company plans to operate more than 1,000 stores within the next five years, with a focus on the 50 largest markets in the United States. These stores will consist of stand-alone floral shops and "store-in-store" locations in supermarkets and other mass merchandising operations.



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         The merger agreement provides that upon completion of the transaction, each of the Gerald Stevens directors will become directors of Florafax and that each of Florafax directors, with the exception of Andrew W. Williams, will resign from the board. The Gerald Stevens directors are Gerald R. Geddis, Steven R. Berrard, Thomas C. Byrne and Kenneth Royer. Mr. Geddis, a 25-year veteran of the retail industry, is the president and CEO of Gerald Stevens. He is the former president and COO of Blockbuster Entertainment Group, where he was responsible for more than 5,000 stores in 27 countries. Mr. Berrard is the co-CEO of Republic Industries, Inc., and the former chairman and CEO of Blockbusters. Mr. Byrne is the managing partner of New River Capital Partners, a venture capital fund formed by Messrs. Berrard and Byrne to invest in consumer growth companies, and is the former vice chairman of Blockbuster. New River Capital Partners owns approximately 35 percent of Gerald Stevens common stock and will become the largest shareholder of FLORAFAX. Mr. Royer is one of the most highly regarded floral experts in the country, with more than 50 years of experience. As chairman of Royer's Flowers, acquired by Gerald Stevens on October 1, 1998, he built the third largest retail floral chain in the U.S. James West, the current president and CFO of Florafax, will retain those positions and will also serve as the head of the combined company's national sales and marketing operations.

         Andrew W. Williams, Florafax International's chairman and CEO, commented, "I believe this combination will provide the shareholders of both companies a rare opportunity for growth on a greater scale than either of us could achieve independently. This merger will create a fully integrated floral retailer backed by Florafax's proven sales and marketing skills and Gerald Stevens' management expertise and ability to create a national brand as widely known and respected as Blockbuster. I believe this merger will propel both companies forward, enabling them, as one entity, to achieve greater success, reach larger and more meaningful goals and increase shareholder value."



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         Gerald R. Geddis, president and CEO of Gerald Stevens, said, "Our original mission was to create the premiere floral and gift retailer and marketer in the world. Since our formation, we have build a strong foundation of retail stores and added some of the best florists in the country to our management team. With Florafax, we add a dynamic sales and marketing organization to our retail operations, we acquire national order fulfillment technology and we greatly expand our call center capacity. The expertise of the Florafax team in creating exciting and innovative national marketing programs and developing first class marketing partnerships, substantially improves our ability to reach floral customers outside of our stores."

         Florafax International, Inc., is principally engaged in the business of generating floral orders from consumers and providing floral placement services to retail florists. The company's wholly owned subsidiary, The Flower Club, forms mutually-beneficial corporate partnerships with nationally recognized companies to market flowers and gifts directly to customers. The company expects The Flower Club to generate in excess of 425,000 orders in 1998. FLORAFAX is the fourth largest flower-by-wire provider in the U.S., serving more than 5,300 member florists in all 50 states, the Bahamas, Bermuda, Puerto Rico and the U.S. Virgin Islands. It is also a third party processor of credit cards.

When used in this report, the words "plan(s)," "intend(s)," "expect(s)," "feel(s)," "will," "may," "believe(s)," "anticipate(s)" and similar expressions are intended to identify forward-looking statements. The events described in such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof. The company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures made by the company which attempt to advise interested parties of the factors which affect the company's business, including the disclosures made under the caption "Management's Discussion and Analysis or Plan of Operation" in the annual report, as well as the company's periodic reports of Form 10-KSB, 10-QSB and 8-K filed with the Securities and Exchange Commission. The events described in such statements, and the success of the management strategies described by those statements, are subject to certain risks and uncertainties which could cause actual results to differ from those discussed. Among those risks and uncertainties which are particular to the company are: continued consumer spending on discretionary items such as flowers and gifts, the success of the company in maintaining relationships with its corporate marketing partners, the success of the company in maintaining a strong membership base, the continued use of credit cards as a preferred method of payment by customers of members, increased labor costs, constant competition and the health of the retail flower industry as a whole.


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1998